            As filed with the Securities and Exchange Commission on June 5, 2000
                                          Registration No. 333-_________________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              MID-STATE BANCSHARES
                           -------------------------
             (Exact name of registrant as specified in its charter)

         California                                       77-0442667
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                                1026 Grand Avenue
                         Arroyo Grande, California 93420
                                 (805) 473-7700
               (Address, including zip code and telephone number,
             including area code, of registrant's principal office)


                             1996 STOCK OPTION PLAN
                             ----------------------
                            (FULL TITLE OF THE PLAN)

                 ----------------------------------------------
                                CARROL R. PRUETT
                              Chairman of the Board
                                1026 Grand Avenue
                         Arroyo Grande, California 93420
                                 (805) 473-7700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                ------------------------------------------------


                                     CALCULATION OF REGISTRATION FEE
        --------------------- ------------------- ------------------ -------------------- ------------------

                                                      PROPOSED            PROPOSED
              TITLE OF                                 MAXIMUM             MAXIMUM
             SECURITIES             AMOUNT            OFFERING            AGGREGATE           AMOUNT OF
               TO BE                TO BE               PRICE             OFFERING          REGISTRATION
             REGISTERED         REGISTERED (1)      PER SHARE (2)         PRICE (2)              FEE
        --------------------- ------------------- ------------------ -------------------- ------------------

         Common Stock,         607,458  shares         $27.75             $16,856,960          $4,450
         no par value


--------------------------------------------------------------------------------
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become subject to options under the 1996 Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (g).

         STATEMENT PURSUANT TO GENERAL INSTRUCTION E

         Mid-State Bancshares has previously registered shares of its common stock in connection with the 1996 Stock Option Plan. This Registration Statement merely registers additional shares of common stock in connection with such Plan and is filed in accordance with General Instruction E of Form S-8. The file number of the previous Registration Statement relating to shares for the 1996 Stock Option Plan is 333-29161 and the contents of such Registration Statement are incorporated herein by this reference. Registration Statement 333-29161 was filed under the name of "BSM Bancorp," the previous name of Mid-State Bancshares.

         ITEM 8.  EXHIBITS.

         4        1996 Stock Option Plan, as amended

         5 Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

         23a      Consent of Arthur Andersen LLP

         23b Consent of Reitner & Stuart is contained in the opinion filed as Exhibit 5

         23c      Consent of Vavrinek, Trine, Day & Co., LLP

         23d      Consent of KPMG LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arroyo Grande, State of California on May 18, 2000.

MID-STATE BANCSHARES


By:      /s/ Carrol R. Pruett
        -------------------------
         CARROL R. PRUETT
         Chairman of the Board



By:      /s/ James G. Stathos
        -------------------------
         JAMES G. STATHOS
         Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                               Dated:

/s/ Carrol R. Pruett                Chairman                   May 18, 2000
----------------------              of the Board
CARROL R. PRUETT

/s/ Gracia B. Bello                 Director                   May 18, 2000
----------------------
GRACIA B. BELLO

----------------------              Director                   May ____, 2000
TRUDI CAREY

/s/ A. J. Diani                     Director                   May 18, 2000
----------------------
A. J. DIANI

/s/ Daryl L. Flood                  Director                   May 18, 2000
----------------------
DARYL L. FLOOD

/s/ H. Edward Heron                 Director                   May 18, 2000
----------------------
H. EDWARD HERON

/s/ Raymond E. Jones                Director                   May 18, 2000
----------------------
RAYMOND E. JONES

/s/ James W. Lokey                  Director                   May 18, 2000
----------------------
JAMES W. LOKEY

----------------------              Director                   May ____, 2000
STEPHEN P. MAGUIRE

----------------------              Director                   May ____, 2000
GREGORY R. MORRIS

/s/ William L. Snelling             Director                   May 18, 2000
----------------------
WILLIAM L. SNELLING


                                  EXHIBIT INDEX


                                                               Page at which
                                                               Exhibit Appears
                                                               in Sequentially
Exhibit                      Description                       Numbered Copy
-------                      -----------                       -------------

4                  1996 Stock Option Plan, as amended

5                  Opinion of Reitner & Stuart relating
                   to the legality of securities being
                   registered, and consent

23a                Consent of Arthur Andersen LLP

23b                Consent of Reitner & Stuart*

23c                Consent of Vavrinek, Trine, Day
                   & Co., LLP

23d                Consent of KPMG LLP

----------------------------------------------

*  Contained in the opinion filed as Exhibit 5